                                  June 6, 2003
                                  Supplement to
                           Offer to Purchase for Cash

                                      AIMCO
                             AIMCO PROPERTIES, L.P.
              IS OFFERING TO PURCHASE LIMITED PARTNERSHIP UNITS IN
                DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II
                                       FOR
                             $84.00 PER UNIT IN CASH


--------------------------------------------------------------------------------
      OUR OFFER HAS BEEN EXTENDED. YOUR RIGHTS TO TENDER AND WITHDRAW YOUR
               UNITS WILL NOW EXPIRE AT MIDNIGHT, NEW YORK TIME ON
                                  JUNE 19, 2003
--------------------------------------------------------------------------------

On May 9, 2003, we offered to purchase the limited partnership units of Drexel Burnham Lambert Real Estate Associates II upon the terms and subject to the conditions of the offer to purchase of that date. This notice supplements the information contained in the original offer to purchase and extends the offer period. We are using the same defined terms in this supplement that we used in the original offer to purchase.

WE ARE ISSUING THIS SUPPLEMENT TO YOU TO PROVIDE YOU ADDITIONAL INFORMATION CONCERNING THE OFFER AND TO EXTEND THE OFFER PERIOD. WE URGE YOU TO READ THE FOLLOWING PARAGRAPHS CAREFULLY. PLEASE READ THE OFFER TO PURCHASE, TOGETHER WITH THIS SUPPLEMENT, FOR A DESCRIPTION OF OUR OFFER. QUESTIONS AND REQUESTS FOR ADDITIONAL COPIES OF THE OFFER TO PURCHASE, THIS SUPPLEMENT, THE AMENDED ACKNOWLEDGMENT AND AGREEMENT, OR THE AMENDED LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE INFORMATION AGENT AT (800) 461-2657.

Please take note of the following clarifications and supplements to the offer to purchase:

EXTENSION OF TERM

         We have extended the term or our offer. The offer was scheduled to expire on June 6, 2003, but has been extended to midnight, New York time on June 19, 2003. If you have not already done so, please remember that to accept our offer, you must complete and return the enclosed amended acknowledgment and agreement and related documents, as more fully described below, to us before midnight, New York time on June 19, 2003. As of June 4, 2003, 741 units, or 1.97%, had been tendered to us in response to this offer.

MAXIMUM NUMBER OF UNITS TO BE ACCEPTED

         In our original offer to purchase, we stated that we may be required to limit the number of units that we accept in this offer due to restrictions set forth in section 13.9 of your partnership's agreement of limited partnership. If more units are validly tendered and not withdrawn that would cause more than 50% of the total interest in capital and profits of your partnership to be transferred within a 12-month period, we will accept for payment and pay for those units so tendered pro rata according to the number of units so tendered, with appropriate adjustments to avoid purchases of fractional units. During the last 12 months, approximately 6.14% of the total interest in capital and profits of your partnership has been transferred. Consequently, we will accept for payment and pay for no more than 16,347 units in this offer.

CONDITIONS OF THE OFFER

         Our original offer to purchase stated that we will not be required to accept for payment and pay for units upon the occurrence of the conditions specified in "The Offer--Section 17. Conditions of the Offer" or any event that might reasonably be expected to result in such occurrence. The conditions of the offer include the lack of any change that may be materially adverse or that may have a material adverse effect. We will interpret all references to "that might reasonably be expected," "which may have" or "which may be" to mean those events that would be likely in the judgment of a reasonably prudent investor.

         The conditions set forth in our original offer to purchase include the lack of any "extraordinary" change or material adverse change in the financial, real estate or money markets or major equity security indices in the United States. We will interpret "extraordinary" to mean materially adverse.

         The conditions also include the lack of certain events that might affect "the benefits expected to be derived by us." We expect the benefits of our offer to be economic benefits arising from the ownership of the tendered units and the voting rights associated with those units.

         All conditions of the offer, other than those conditions that are dependent upon receipt of necessary government approvals, must be satisfied or waived in compliance with the securities laws and the tender offer rules. If there is any question as to whether a condition is satisfied or waived, then we will exercise due care to ensure that the unitholders receive prompt notice of the failure of any condition.

         The paragraph following the conditions to the offer shall read as follows:

                  The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to such conditions or may be waived by us in whole or in part in our reasonable discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances and each right shall be deemed a continuing right which may be asserted at any time permitted by the securities laws. However, in interpreting these conditions, we shall at all times comply with our obligations under the securities laws, and where a condition is subject to our discretion or judgment, we shall act as a reasonably prudent investor would act.

CERTAIN FEDERAL INCOME TAX MATTERS

         The information provided in our original offer to purchase under "The Offer--Section 6. Certain Federal Income Tax Matters" is our best understanding of the tax consequences to a unitholder tendering units in this offer. However, this information does not take into account the individual situation of any unitholder and should not be considered a substitute for your tax advisor who is more familiar with your personal circumstances. You should consult your tax advisor regarding the United States federal, state, local and foreign tax consequences of selling the interests in your partnership represented by your units pursuant to our offer or a decision not to sell in light of your specific tax situation.

INFORMATION CONCERNING AIMCO PROPERTIES

         More recent financial information regarding AIMCO Properties is now available on our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed May 12, 2003 (particularly the management's discussion and analysis of financial condition and results of operation). The summary financial information provided in the original offer to purchase should be read in conjunction with such financial statements.

ADDITIONAL INFORMATION

         Your partnership's prospectus, pursuant to which units in your partnership were sold, indicated that your partnership was intended to be self-liquidating and that it was anticipated that the partnership's properties would be sold within three to seven years of their acquisition, provided market conditions permit. We do not currently expect that any of the partnership's property will be sold in the foreseeable future.

--------------------------------------------------------------------------------

         If you decide to accept our offer, you should complete and sign the enclosed amended acknowledgment and agreement as instructed in the amended letter of transmittal attached as Annex I, the terms of which will supersede the acknowledgment and agreement delivered with the original offer materials. The signed acknowledgment and agreement and any other documents required by the letter of transmittal must be mailed or delivered to The Altman Group, Inc., which is acting as Information Agent in connection with our offer, at one of its addresses set forth in the letter of transmittal. If you already submitted an acknowledgment and agreement with a letter of transmittal and do not wish to withdraw your tender, then we will deem the terms of the amended form of the letter of transmittal and amended form of the acknowledgment and agreement enclosed in this mailing to supersede the terms of the previously submitted letter of transmittal and acknowledgment and agreement. (The forms differ only in that the amended form letter of transmittal clarifies that you are not attesting to your understanding of the terms of the offer to purchase and the form acknowledgment and agreement enclosed herewith does not request that you acknowledge that you have "reviewed" the offering material.)

         The acknowledgment and agreement and any other documents required by the letter of transmittal should be sent or delivered by each unitholder or such unitholder's broker, dealer, bank, trust company or other nominee to the Information Agent at its address set forth below.

                     THE INFORMATION AGENT FOR THE OFFER IS:


                             THE ALTMAN GROUP, INC.


         By Mail:                               By Overnight Courier:                        By Hand:

  1275 Valley Brook Avenue                   1275 Valley Brook Avenue                 1275 Valley Brook Avenue
Lyndhurst, New Jersey 07071                 Lyndhurst, New Jersey 07071             Lyndhurst, New Jersey 07071
       (800) 461-2657                             (800) 461-2657                           (800) 461-2657

                    By Facsimile:                                         By Telephone:

                   (201) 460-0050                                TOLL FREE (800) 461-2657

                                     ANNEX I

                              LETTER OF TRANSMITTAL
               To Tender Units of Limited Partnership Interest in
      DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II (THE "PARTNERSHIP")
                     PURSUANT TO AN OFFER TO PURCHASE
       DATED MAY 9, 2003 (THE "OFFER DATE"), AS SUPPLEMENTED JUNE 6, 2003
                                       BY
                             AIMCO PROPERTIES, L.P.
--------------------------------------------------------------------------------
                      THE OFFER AND WITHDRAWAL RIGHTS WILL
                     EXPIRE AT MIDNIGHT, NEW YORK CITY TIME,
                        ON JUNE 19, 2003, UNLESS EXTENDED
             (AS EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE")
--------------------------------------------------------------------------------

TO PARTICIPATE IN THE OFFER, YOU MUST SEND A DULY COMPLETED AND EXECUTED COPY OF THE ENCLOSED ACKNOWLEDGMENT AND AGREEMENT AND ANY OTHER DOCUMENTS REQUIRED BY THIS LETTER OF TRANSMITTAL SO THAT SUCH DOCUMENTS ARE RECEIVED BY THE ALTMAN GROUP, INC., THE INFORMATION AGENT, ON OR PRIOR TO THE EXPIRATION DATE, UNLESS EXTENDED. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. DELIVERY OF THE ACKNOWLEDGMENT AND AGREEMENT OR ANY OTHER REQUIRED DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE VALID DELIVERY.

                                   ----------

         IF YOU HAVE THE CERTIFICATE ORIGINALLY ISSUED TO REPRESENT YOUR INTEREST IN THE PARTNERSHIP, PLEASE SEND IT TO THE INFORMATION
                  AGENT WITH THE ACKNOWLEDGMENT AND AGREEMENT.

                                   ----------

         FOR INFORMATION OR ASSISTANCE IN CONNECTION WITH THE OFFER OR THE COMPLETION OF THE ACKNOWLEDGMENT AND AGREEMENT, PLEASE CONTACT THE INFORMATION AGENT AT (800) 461-2657 (TOLL FREE).


                     THE INFORMATION AGENT FOR THE OFFER IS:

                             THE ALTMAN GROUP, INC.

                  By Mail, Overnight Courier or Hand Delivery:
                            1275 Valley Brook Avenue
                           Lyndhurst, New Jersey 07071

                                  By Facsimile:
                                 (201) 460-0050

                          For information please call:
                                 (800) 461-2657

NOTE: PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THE ACKNOWLEDGMENT AND AGREEMENT IS COMPLETED.


                                Annex I - Page 1

Ladies and Gentlemen:

         The Signatory (the "Signatory") executing the Acknowledgment and Agreement relating to the captioned offer (the "Acknowledgment and Agreement"), which is enclosed, upon the terms and subject to the conditions set forth in the offer to purchase, hereby and thereby tenders to the Purchaser the units set forth in the box entitled "Description of Units Tendered" on the Acknowledgment and Agreement, including all interests represented by such units (collectively, the "Units"), at the consideration indicated in the offer to purchase as supplemented or amended. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in such Acknowledgment and Agreement.

         SUBJECT TO AND EFFECTIVE UPON ACCEPTANCE FOR CONSIDERATION OF ANY OF THE UNITS TENDERED HEREBY AND THEREBY IN ACCORDANCE WITH THE TERMS OF THE OFFER TO PURCHASE, THE SIGNATORY HEREBY AND THEREBY IRREVOCABLY SELLS, ASSIGNS, TRANSFERS, CONVEYS AND DELIVERS TO, OR UPON THE ORDER OF, THE PURCHASER ALL RIGHT, TITLE AND INTEREST IN AND TO SUCH UNITS TENDERED HEREBY AND THEREBY THAT ARE ACCEPTED FOR PAYMENT PURSUANT TO THE OFFER TO PURCHASE, INCLUDING, WITHOUT LIMITATION, (I) ALL OF THE SIGNATORY'S INTEREST IN THE CAPITAL OF THE PARTNERSHIP, AND THE SIGNATORY'S INTEREST IN ALL PROFITS, LOSSES AND DISTRIBUTIONS OF ANY KIND TO WHICH THE SIGNATORY SHALL AT ANY TIME BE ENTITLED IN RESPECT OF HIS OWNERSHIP OF THE UNITS, INCLUDING, WITHOUT LIMITATION, DISTRIBUTIONS IN THE ORDINARY COURSE, DISTRIBUTIONS FROM SALES OF ASSETS, DISTRIBUTIONS UPON LIQUIDATION, WINDING-UP, OR DISSOLUTION, PAYMENTS IN SETTLEMENT OF EXISTING OR FUTURE LITIGATION, DAMAGES PAID IN CONNECTION WITH ANY EXISTING OR FUTURE LITIGATION AND ALL OTHER DISTRIBUTIONS AND PAYMENTS MADE FROM AND AFTER THE EXPIRATION DATE, IN RESPECT OF THE UNITS TENDERED BY THE SIGNATORY AND ACCEPTED FOR PAYMENT AND THEREBY PURCHASED BY THE PURCHASER; (II) ALL OTHER PAYMENTS, IF ANY, DUE OR TO BECOME DUE TO THE SIGNATORY IN RESPECT OF THE UNITS, UNDER OR ARISING OUT OF THE AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP OF THE PARTNERSHIP (THE "PARTNERSHIP AGREEMENT"), OR ANY AGREEMENT PURSUANT TO WHICH THE UNITS WERE SOLD (THE "PURCHASE AGREEMENT"), WHETHER AS CONTRACTUAL OBLIGATIONS, DAMAGES, INSURANCE PROCEEDS, CONDEMNATION AWARDS OR OTHERWISE;
(III) ALL OF THE SIGNATORY'S CLAIMS, RIGHTS, POWERS, PRIVILEGES, AUTHORITY, OPTIONS, SECURITY INTERESTS, LIENS AND REMEDIES, IF ANY, UNDER OR ARISING OUT OF THE PARTNERSHIP AGREEMENT OR PURCHASE AGREEMENT OR THE SIGNATORY'S OWNERSHIP OF THE UNITS, INCLUDING, WITHOUT LIMITATION, ANY AND ALL VOTING RIGHTS, RIGHTS OF FIRST OFFER, FIRST REFUSAL OR SIMILAR RIGHTS, AND RIGHTS TO BE SUBSTITUTED AS A LIMITED PARTNER OF THE PARTNERSHIP; AND (IV) ALL PAST, PRESENT AND FUTURE CLAIMS, IF ANY, OF THE SIGNATORY WHETHER ON BEHALF OF THE PARTNERSHIP, INDIVIDUALLY OR ON BEHALF OF A PUTATIVE CLASS (INCLUDING WITHOUT LIMITATION ANY CLAIMS AGAINST LIMITED PARTNERS OF THE PARTNERSHIP, THE GENERAL PARTNER(S) AND/OR ANY AFFILIATES THEREOF) UNDER, ARISING OUT OF OR RELATED TO THE PARTNERSHIP AGREEMENT, THE PURCHASE AGREEMENT, THE SIGNATORY'S STATUS AS A LIMITED PARTNER, THE TERMS OR CONDITIONS OF THE OFFER TO PURCHASE, THE MANAGEMENT OF THE PARTNERSHIP, MONIES LOANED OR ADVANCED, SERVICES RENDERED TO THE PARTNERSHIP OR ITS PARTNERS, OR ANY OTHER CLAIMS ARISING OUT OF OR RELATED TO THE SIGNATORY'S OWNERSHIP OF UNITS IN THE PARTNERSHIP.

         NOTWITHSTANDING ANY PROVISION IN THE PARTNERSHIP AGREEMENT OR ANY PURCHASE AGREEMENT TO THE CONTRARY, THE SIGNATORY HEREBY AND THEREBY DIRECTS THE GENERAL PARTNER OF THE PARTNERSHIP TO MAKE ALL DISTRIBUTIONS AFTER THE PURCHASER ACCEPTS THE TENDERED UNITS FOR PAYMENT TO THE PURCHASER OR ITS DESIGNEE. Subject to and effective upon acceptance for payment of any Unit tendered hereby and thereby, the Signatory hereby requests that the Purchaser be admitted to the Partnership as a limited partner under the terms of the Partnership Agreement. Upon request, the Signatory will execute and deliver additional documents deemed by the Information Agent or the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of Units tendered hereby and thereby and will hold any distributions received from the Partnership after the Expiration Date in trust for the benefit of the Purchaser and, if necessary, will promptly forward to the Purchaser any such distributions immediately upon receipt. The Purchaser reserves the right to transfer or assign, in whole or in part,




                                Annex I - Page 2
from time to time, to one or more of its affiliates, the right to purchase Units tendered pursuant to the offer to purchase, but any such transfer or assignment will not relieve the Purchaser of its obligations under the offer to purchase or prejudice the rights of tendering limited partners to receive payment for Units validly tendered and accepted for payment pursuant to the offer to purchase.

         By executing the enclosed Acknowledgment and Agreement, the Signatory represents that either (i) the Signatory is not a plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such plan, or (ii) the tender and acceptance of Units pursuant to the offer to purchase will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

         The Signatory recognizes that under certain circumstances set forth in the offer to purchase, the Purchaser may not be required to accept for consideration any or all of the Units tendered hereby. In such event, the Signatory understands that any Acknowledgment and Agreement for Units not accepted for payment may be returned to the Signatory or destroyed by the Purchaser (or its agent). THIS TENDER IS IRREVOCABLE, EXCEPT THAT UNITS TENDERED PURSUANT TO THE OFFER TO PURCHASE MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE OR ON OR AFTER JULY 3, 2003 IF UNITS VALIDLY TENDERED HAVE NOT BEEN ACCEPTED FOR PAYMENT.

         THE SIGNATORY HAS BEEN ADVISED THAT THE PURCHASER IS AN AFFILIATE OF THE GENERAL PARTNER OF THE PARTNERSHIP AND THE GENERAL PARTNER DOES NOT MAKE ANY RECOMMENDATION AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING UNITS IN THE OFFER TO PURCHASE. THE SIGNATORY HAS MADE HIS OR HER OWN DECISION TO TENDER UNITS. THE SIGNATORY ALSO REPRESENTS AND WARRANTS THAT HE OR SHE WAS ADVISED TO CONSULT AN ATTORNEY WITH RESPECT TO HIS OR HER DECISION WHETHER TO TENDER HIS/HER INTEREST(s).

         The Signatory hereby and thereby represents and warrants for the benefit of the Partnership and the Purchaser that the Signatory owns the Units tendered hereby and thereby and has full power and authority and has taken all necessary action to validly tender, sell, assign, transfer, convey and deliver the Units tendered hereby and thereby and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claims and that the transfer and assignment contemplated herein and therein are in compliance with all applicable laws and regulations.

         All authority herein or therein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory, and any obligations of the Signatory shall be binding upon the heirs, personal representatives, trustees in bankruptcy, legal representatives, and successors and assigns of the Signatory.

         The Signatory represents and warrants that, to the extent a certificate evidencing the Units tendered hereby and thereby (the "original certificate") is not delivered by the Signatory together with the Acknowledgment and Agreement,
(i) the Signatory represents and warrants to the Purchaser that the Signatory has not sold, transferred, conveyed, assigned, pledged, deposited or otherwise disposed of any portion of the Units, (ii) the Signatory has caused a diligent search of its records to be taken and has been unable to locate the original certificate, (iii) if the Signatory shall find or recover the original certificate evidencing the Units, the Signatory will immediately and without consideration surrender it to the Purchaser; and (iv) the Signatory shall at all times indemnify, defend, and save harmless the Purchaser and the Partnership, its successors, and its assigns from and against any and all claims, actions, and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages, judgments, costs, charges, counsel fees, and other expenses of every nature and character by reason of honoring or refusing to honor the original certificate when presented by or on behalf of a holder in due course of a holder appearing to or believed by the Partnership to be such, or by issuance or delivery of a replacement certificate, or the making of any payment, delivery, or credit in respect of the original certificate without surrender thereof, or in respect of the replacement certificate.




                                Annex I - Page 3

         INSTRUCTIONS FOR COMPLETING THE ACKNOWLEDGMENT AND AGREEMENT

1. REQUIREMENTS OF TENDER. To be effective, a duly completed and signed Acknowledgment and Agreement (or facsimile thereof) and any other required documents must be received by the Information Agent at one of its addresses (or its facsimile number) set forth herein before midnight, New York Time, on the Expiration Date, unless extended. To ensure receipt of the Acknowledgment and Agreement and any other required documents, it is suggested that you use overnight courier delivery or, if the Acknowledgment and Agreement and any other required documents are to be delivered by United States mail, that you use certified or registered mail, return receipt requested.

Our records indicate that you own the number of Units set forth in Box 2 entitled "Description of Units Tendered" on the Acknowledgment and Agreement under the column entitled "Total Number of Units Owned (#)." If you would like to tender only a portion of your Units, please so indicate in the space provided in the box.

THE METHOD OF DELIVERY OF THE ACKNOWLEDGMENT AND AGREEMENT AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING LIMITED PARTNER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

2.       SIGNATURE REQUIREMENTS.

INDIVIDUAL AND JOINT OWNERS -- After carefully reading the Letter of Transmittal and completing the Acknowledgment and Agreement, to tender Units, limited partners must sign at the "X" in the Signature Box (Box 1) of the Acknowledgment and Agreement. The signature(s) must correspond exactly with the names printed (or corrected) on the front of the Acknowledgment and Agreement. NO SIGNATURE GUARANTEE ON THE ACKNOWLEDGMENT AND AGREEMENT IS REQUIRED IF THE ACKNOWLEDGMENT AND AGREEMENT IS SIGNED BY THE LIMITED PARTNER (OR BENEFICIAL OWNER IN THE CASE OF AN IRA). If any tendered Units are registered in the names of two or more joint owners, all such owners must sign the Acknowledgment and Agreement.

IRAS/ELIGIBLE INSTITUTIONS -- For Units held in an IRA account, the beneficial owner should sign in the Signature Box and no signature guarantee is required. Similarly, no signature guarantee is required if Units are tendered for the account of a bank, broker, dealer, credit union, savings association, or other entity which is a member in good standing of the Securities Agents Medallion Program or a bank, broker, dealer, credit union, savings association, or other entity which is an "eligible guarantor institution" as the term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (each an "Eligible Institution").

TRUSTEES, CORPORATIONS, PARTNERSHIP AND FIDUCIARIES -- Trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or other persons acting in a fiduciary or representative capacity must sign at the "X" in the Signature Box and have their signatures guaranteed by an Eligible Institution by completing the signature guarantee set forth in Box 3 in the Acknowledgment and Agreement. If the Acknowledgment and Agreement is signed by trustees, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or others acting in a fiduciary or representative capacity, such persons should, in addition to having their signatures guaranteed, indicate their title in the Signature Box and must submit proper evidence satisfactory to the Purchaser of their authority to so act (see Instruction 3 below).

3. DOCUMENTATION REQUIREMENTS. In addition to the information required to be completed on the Acknowledgment and Agreement, additional documentation may be required by the Purchaser under certain circumstances including, but not limited to, those listed below. Questions on documentation should be directed to the Information Agent at its telephone number set forth herein.

DECEASED OWNER (JOINT TENANT)              --   Copy of death certificate.

DECEASED                                        OWNER (OTHERS) -- Copy of death
                                                certificate (see also
                                                Executor/Administrator/Guardian
                                                below).

EXECUTOR/ADMINISTRATOR/GUARDIAN            --   Copy of court appointment documents for executor or
                                                administrator; and

                                                (a)   a copy of applicable provisions of the will (title
                                                      page, executor(s)' powers, asset distribution); or

                                                (b)   estate distribution documents.

ATTORNEY-IN-FACT                           --   Current power of attorney.

CORPORATION/PARTNERSHIP                    --   Corporate resolution(s) or other evidence of authority to
                                                act. Partnerships should furnish a copy of the
                                                partnership agreement.

TRUST/PENSION PLANS                        --   Unless the trustee(s) are named in the registration, a
                                                copy of the cover page of the trust or pension plan,
                                                along with a copy of the section(s) setting forth names
                                                and powers of trustee(s) and any amendments to such
                                                sections or appointment of successor trustee(s).


4. TAX CERTIFICATIONS. The limited partner(s) tendering Units to the Purchaser pursuant to the Offer must furnish the Purchaser with the limited partner(s)' taxpayer identification number ("TIN") and certify as true, under penalties of perjury, the representations in Box 6 and Box 7 of the Acknowledgment and Agreement. By signing the Signature Box, the limited partner(s) certifies that the TIN as printed (or corrected) on Acknowledgment and Agreement in the box entitled "Description of Units Tendered" and the representations made in Box 6 and Box 7 of the Acknowledgment and Agreement are correct. See attached Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for guidance in determining the proper TIN to give the Purchaser.

U.S. PERSONS. A limited partner that is a U.S. citizen or a resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively, "U.S. Persons"), as those terms are defined in the Code, should follow the instructions below with respect to certifying Box 6 and Box 7 of the Acknowledgment and Agreement.

BOX 6 - SUBSTITUTE FORM W-9.

Part (i), Taxpayer Identification Number -- Tendering limited partners must certify to the Purchaser that the TIN as printed (or corrected) on the Acknowledgment and Agreement in the box entitled "Description of Units Tendered" is correct. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service (the "IRS"), in addition to the limited partner being subject to backup withholding.

Part (ii), Backup Withholding -- In order to avoid 30% Federal income tax backup withholding, the tendering limited partner must certify, under penalty of perjury, that such limited partner is not subject to backup withholding. Certain limited partners (including, among others, all corporations and certain exempt non-profit organizations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

When determining the TIN to be furnished, please refer to the following as a guide:

Individual accounts - should reflect owner's TIN.
Joint accounts - should reflect the TIN of the owner whose name appears first.

Trust accounts - should reflect the TIN assigned to the trust.
IRA custodial accounts - should reflect the TIN of the custodian (not necessary to provide).
Custodial accounts for the benefit of minors - should reflect the TIN of the minor.
Corporations, partnership or other business entities - should reflect the TIN assigned to that entity.

By signing the Signature Box, the limited partner(s) certifies that the TIN as printed (or corrected) on the front of the Acknowledgment and Agreement is correct.

BOX 7 - FIRPTA AFFIDAVIT -- Section 1445 of the Code requires that each limited partner transferring interests in a partnership with real estate assets meeting certain criteria certify under penalty of perjury the representations made in Box 7, or be subject to withholding of tax equal to 10% of the consideration for interests purchased. Tax withheld under Section 1445 of the Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be claimed from the IRS.

FOREIGN PERSONS -- In order for a tendering limited partner who is a Foreign Person (i.e., not a U.S. Person, as defined above) to qualify as exempt from 30% backup withholding, such foreign limited partner must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Forms for such statements can be obtained from the Information Agent.

5. VALIDITY OF ACKNOWLEDGMENT AND AGREEMENT. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of an Acknowledgment and Agreement and other required documents will be determined by the Purchaser and such determination will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including these Instructions for the Acknowledgment and Agreement) will be final and binding. The Purchaser will have the right to waive any irregularities or conditions as to the manner of tendering. Any irregularities in connection with tenders, unless waived, must be cured within such time as the Purchaser shall determine. The Acknowledgment and Agreement will not be valid until any irregularities have been cured or waived. Neither the Purchaser nor the Information Agent are under any duty to give notification of defects in an Acknowledgment and Agreement and will incur no liability for failure to give such notification.

6. ASSIGNEE STATUS. Assignees must provide documentation to the Information Agent which demonstrates, to the satisfaction of the Purchaser, such person's status as an assignee.

7. TRANSFER TAXES. The amount of any transfer taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person will be deducted from the consideration unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

8. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If consideration is to be issued in the name of a person other than the person signing the Signature Box of the Acknowledgment and Agreement or if consideration is to be sent to someone other than such signer or to an address other than that set forth on the Acknowledgment and Agreement in the box entitled "Description of Units Tendered," the appropriate boxes on the Acknowledgment and Agreement must be completed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                          NUMBER ON SUBSTITUTE FORM W-9

         GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER - - Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.


---------------------------------------------------------------------------------------------------------------------------------
 FOR THIS TYPE OF ACCOUNT:                                         GIVE THE TAXPAYER IDENTIFICATION
                                                                   NUMBER OF --
---------------------------------------------------------------------------------------------------------------------------------
1.   An individual account                                         The individual


2.   Two or more individuals (joint account)                       The actual owner of the account or, if combined
                                                                   Funds, the first individual on the account


3.   Husband and wife (joint account)                              The actual owner of the account or, if joint funds,
                                                                   Either person

4.   Custodian account of a minor (Uniform Gift to Minors Act)     The minor (2)


5.   Adult and minor (joint account)                               The adult or, if the minor is the only contributor,
                                                                   the minor (1)


6.   Account in the name of guardian or committee for a            The ward, minor or incompetent person (3)
     designated ward, minor or incompetent person (3)


7.   a.  The usual revocable savings trust account (grantor        The grantor trustee (1)
     is also trustee)

     b.  So-called trust account that is not a legal or valid      The actual owner (1)
     trust under state law


8.   Sole proprietorship account                                   The owner (4)


9.   A valid trust, estate or pension trust                        The legal entity (Do not furnish the identifying number
                                                                   of the personal representative or trustee unless the
                                                                   legal entity itself is not designated in the account
                                                                   title.) (5)


10.  Corporate account                                             The corporation


11.  Religious, charitable, or educational organization            The organization
     account


12.  Partnership account held in the name of the business          The partnership


13.  Association, club, or other tax-exempt organization           The organization


14.  A broker or registered nominee                                The broker or nominee


15.  Account with the Department of Agriculture in the name        The public entity
     of a public entity (such as a State or local government,
     school district, or prison) that receives agricultural
     program payments


(1)      List first and circle the name of the person whose number you furnish.

(2)      Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's or incompetent person's name and furnish such person's social security number or employer identification number.

(4) Show your individual name. You may also enter your business name. You may use your social security number or employer identification number.

(5) List first and circle the name of the legal trust, estate, or pension trust.


NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.



        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
                               SUBSTITUTE FORM W-9

         OBTAINING A NUMBER -- If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number

(for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

    PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following:
    -  A corporation.
    -  A financial institution.
    - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
    -  The United States or any agency or instrumentality thereof.
    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
    -  An international organization or any agency or instrumentality thereof.
    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
    -  A real estate investment trust.
    -  A common trust fund operated by a bank under section 584(a) of the Code.
    - An exempt Scharitable remainder trust, or a non-exempt trust described in section 4947 (a)(1).
    - An entity registered at all times under the Investment Company Act of 1940.
    -  A foreign central bank of issue.
    - A futures commission merchant registered with the Commodity Futures Trading Commission.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
    - Payments to nonresident aliens subject to withholding under section 1441 of the Code.
    - Payments to Partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
    - Payments of patronage dividends where the amount received is not paid in money.
    -  Payments made by certain foreign organizations.
    -  Payments made to an appropriate nominee.
    -  Section 404(k) payments made by an ESOP.

    Payments of interest not generally subject to backup withholding include the following:
    - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
    - Payments of tax exempt interest (including exempt interest dividends under section 852 of the Code).
    - Payments described in section 6049(b)(5) of the Code to nonresident aliens.
    -  Payments on tax-free covenant bonds under section 1451 of the Code.
    -  Payments made by certain foreign organizations.
    -  Payments of mortgage interest to you.
    -  Payments made to an appropriate nominee.

    Exempt payees described above should file a substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(A), 6045, and 6050A of the Code.

    PRIVACY ACT NOTICE -- Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a correct taxpayer identification number to a payer. Certain penalties may also apply.

    PENALTIES

    (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

    (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

    (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

         The Acknowledgment and Agreement and any other documents required by the Letter of Transmittal should be sent or delivered by each limited partner or such limited partner's broker, dealer, bank, trust company or other nominee to the Information Agent at one of its addresses set forth below.


                     THE INFORMATION AGENT FOR THE OFFER IS:


                             THE ALTMAN GROUP, INC.


                 By Mail:                               By Overnight Courier:                        By Hand:


         1275 Valley Brook Avenue                   1275 Valley Brook Avenue                 1275 Valley Brook Avenue
       Lyndhurst, New Jersey 07071                 Lyndhurst, New Jersey 07071             Lyndhurst, New Jersey 07071
              (800) 461-2657                             (800) 461-2657                           (800) 461-2657

                           By Facsimile:                                      By Telephone:

                          (201) 460-0050                                TOLL FREE (800) 461-2657